Filed pursuant to Rule 424(b)(3) Registration Statement on Form F-6 Registration No. 333-251932

[FORM OF ADR]

NUMBER	AMERICAN DEPOSITARY SHARES

CUSIP #

Each American Depositary Share represents one (1) ordinary share of Delek Group, Ltd.

THIS PROSPECTUS SUPPLEMENT IS BEING FILED SOLELY TO UPDATE AND SUPPLEMENT THE INFORMATION IN THE PROSPECTUS DATED JANUARY 7, 2021, WHICH FORMS PART OF THE REGISTRATION STATEMENT ON FORM F-6 (REGISTRATION NO. 333-251932), TO REFLECT A RATIO CHANGE FOR EACH AMERICAN DEPOSITARY SHARE SO THAT THE NEW RATIO SHALL BE ONE (1) AMERICAN DEPOSITARY SHARE TO ONE (1) ORDINARY SHARE OF DELEK GROUP, LTD. EFFECTIVE AS OF AUGUST 13, 2026.

AMERICAN DEPOSITARY RECEIPT

EVIDENCING AMERICAN DEPOSITARY SHARES

REPRESENTING ORDINARY SHARES

OF

DELEK GROUP, LTD.

(Incorporated under the laws of Israel [hereinafter the “Company”])

CITIBANK, N.A., AS DEPOSITARY (HEREINAFTER THE “DEPOSITARY”), HEREBY CERTIFIES THAT ______________ IS THE OWNER OF _______________ AMERICAN DEPOSITARY SHARES (“ADSs”) AND (i) THERE HAVE BEEN DEPOSITED WITH THE DEPOSITARY OR ITS AGENT, NOMINEE, CUSTODIAN OR CORRESPONDENT, THE SECURITIES DESCRIBED ABOVE OR EVIDENCE OF THE RIGHT TO RECEIVE SUCH SECURITIES, (ii) AT THE DATE HEREOF EACH ADS EVIDENCED BY THIS RECEIPT REPRESENTS THE AMOUNT OF SUCH SECURITIES SHOWN ABOVE DEPOSITED OR DEEMED TO BE DEPOSITED HEREUNDER AS PROVIDED IN CLAUSE (i) ABOVE, (iii) FROM TIME TO TIME HEREAFTER, EACH ADS EVIDENCED BY THIS RECEIPT SHALL REPRESENT SUCH NUMBER OF SECURITIES, CASH AND/OR OTHER PROPERTY HELD BY, OR ON BEHALF OF, THE DEPOSITARY IN PLACE OR ADDITION THEREOF (COLLECTIVELY, THE “DEPOSITED SECURITIES”), AND (iv) THE NAME SPECIFIED ABOVE IS THE HOLDER OF THE ADS(s) EVIDENCED BY THIS RECEIPT AND, EXCEPT AS OTHERWISE HEREIN EXPRESSLY PROVIDED, IS ENTITLED, UPON SURRENDER AT THE DESIGNATED OFFICE OF THE DEPOSITARY (THE “DESIGNATED OFFICE”), CURRENTLY LOCATED AT 388 GREENWICH STREET, NEW YORK, N.Y. 10013, OF THIS RECEIPT DULY ENDORSED FOR TRANSFER, UPON PAYMENT OF THE CHARGES AS PROVIDED ON THE REVERSE OF THIS RECEIPT AND IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS TO DELIVERY AT THE OFFICE OF THE AGENT, NOMINEE, CUSTODIAN OR CORRESPONDENT OF THE DEPOSITARY, TO A PERSON SPECIFIED BY THE HOLDER, OF THE AMOUNT OF DEPOSITED SECURITIES REPRESENTED HEREBY OR EVIDENCE OF THE RIGHT TO RECEIVE THE SAME.

THE TERM “BENEFICIAL OWNER” SHALL MEAN ANY PERSON WHO HAS A BENEFICIAL INTEREST IN ANY AMERICAN DEPOSITARY SHARE EVIDENCED BY THIS RECEIPT.

THE TERM “HOLDER” SHALL MEAN THE PERSON IN WHOSE NAME THIS RECEIPT IS REGISTERED ON THE BOOKS OF THE DEPOSITARY FROM TIME TO TIME.

THE TERM “SECURITIES ACT” SHALL MEAN THE U.S. SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME.

THE TERM “SHARES” SHALL MEAN THE SHARES OF THE COMPANY IDENTIFIED ABOVE, VALIDLY ISSUED AND OUTSTANDING AND FULLY PAID, NON-ASSESSABLE AND FREE OF ANY PRE-EMPTIVE RIGHTS OF THE HOLDERS OF OUTSTANDING SHARES OR INTERIM CERTIFICATES REPRESENTING SUCH SHARES.

1. RECEIPTS. This Receipt is one of a continuing issue of Receipts, all evidencing rights of like tenor with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of Holders and Beneficial Owners of Receipts subsequent to such deposits. The legal entity resulting from the agreement herein provided for is deemed to be the issuer of the Receipts and of the ADSs evidenced thereby. The Depositary will not knowingly accept for deposit any Shares required to be registered under the Securities Act unless a registration statement is in effect as to such Shares. The Depositary assumes no liability with respect to the validity, worth, susceptibility to assessments or freedom from preemptive rights of the Deposited Securities.

2. WITHDRAWAL OF DEPOSITED SECURITIES. The surrender of outstanding Receipts and withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by the closing of the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provisions thereto.

3. TRANSFER OF RECEIPTS. Until surrender of this Receipt in accordance with the terms hereof, the Depositary will maintain at a designated office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts and where the Holders of Receipts may during regular business hours inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary. The transfer of this Receipt is registrable on the transfer books of the Depositary at its Designated Office by the registered Holder hereof in person or by the duly authorized attorney of the Holder, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay any applicable taxes, governmental charges, and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of ADSs as the Receipt(s) surrendered. Upon such split or combination not involving a transfer, a charge will be made as provided herein. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions to paragraph 2 hereof.

4. PROOF OF CITIZENSHIP. The Depositary may require any Holder, Beneficial Owner, or person presenting securities for deposit against the issuance of ADSs, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance of ADSs or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of Receipts, ADSs or Deposited Securities, and the Depositary may withhold the issuance of ADSs or registration of transfer of any Receipt or payment of such dividends or delivery of such property from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.

5. TRANSFERABILITY AND RECORD OWNERSHIP OF RECEIPTS. It is a condition of this Receipt, and every successive Holder and Beneficial Owner of the ADSs evidenced by this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that prior to the due presentation of the Receipt for registration of transfer as above provided, and subject to paragraph 14 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distribution or to any notice pursuant to the terms hereof, and for all other purposes.

6. LIMITATIONS ON EXECUTION AND DELIVERY, AND TRANSFER AND SURRENDER, OF RECEIPTS. Subject to the provisions of paragraph 2 hereof, the delivery of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

7. NO THIRD PARTY BENEFICIARIES. This Receipt is for the exclusive benefit of the Depositary and the Holders and Beneficial Owners (and each of their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, including, but not limited to, the Company, except to the extent specifically set forth in this Receipt. Nothing in this Receipt shall be deemed to give rise to a partnership or joint venture among the Depositary, the custodian of the Deposited Securities, the Holders or the Beneficial Owners, nor establish a fiduciary or similar relationship among the Depositary, the custodian of the Deposited Securities, the Holders or the Beneficial Owners. The Holders and the Beneficial Owners acknowledge and agree that (i) Citibank, N.A. and its affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective affiliates, (ii) Citibank, N.A. and its affiliates may be engaged at any time in transactions in which parties (including Citibank, N.A. and its affiliates) adverse to the Company, the Holders, the Beneficial Owners or their respective affiliates may have interests, (iii) the Depositary and its affiliates may become the owner(s) of, and deal in, securities of any class of the Company, the Deposited Securities and the ADSs, and Citibank, N.A. and its affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective affiliates, (iv) nothing contained in this Receipt shall (a) preclude Citibank, N.A. or any of its affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate Citibank, N.A. or any of its affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank, N.A. or any of its affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective affiliates, and (vi) the Company, the Depositary, the custodian of the Deposited Securities and their respect agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and Israel and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the Company, the Depositary and the Holders and Beneficial Owners under the terms of this Receipt.

The Company is not a party to, and has no obligations under, this Receipt, and has not entered into any agreement with the Depositary for the issuance of ADSs. The Depositary has no obligations in respect of the Deposited Securities other than those specifically set forth in this Receipt to the Holders and Beneficial Owners of ADSs.

8. LIABILITY OF HOLDER AND BENEFICIAL OWNERS FOR TAXES. The Depositary shall not be liable for any governmental taxes, assessments or charges or corporate assessment or charges which may become payable in respect of the Deposited Securities, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder and Beneficial Owners hereof to the Depositary at any time upon request. Upon the failure of the Holder of this Receipt to pay any such amount, the Depositary may withhold dividends and other distributions and may sell for account of such Holder the Deposited Securities corresponding to all or any part of the amount of ADSs represented by this Receipt, and may apply to proceeds in payment of such obligations, the Holder and Beneficial Owners hereof remaining liable for any deficiency.

9. REPRESENTATIONS AND WARRANTIES. Every person presenting Shares for deposit shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not required to be registered under the Securities Act in connection with any offer or sale thereof in the United States, and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof, including, without limitation, to cancel the applicable ADSs.

10. FURTHER CONDITIONS. This Receipt is issued, and all rights of the Holders and Beneficial Owners hereof are expressly, subject to the terms and conditions set forth on the face and the reverse of this Receipt, all of which form a part of the contract contained in this Receipt and to all of which the Holder and Beneficial Owners hereof by accepting any ADS evidenced by this Receipt consent and agree.

Countersigned:	Citibank, N.A., as Depositary

Authorized Officer	Vice President

Date:

Reverse of Receipt

11. AVAILABLE INFORMATION. Based on the reasonable good faith belief of the Depositary (after exercising reasonable due diligence), it was determined, at the time of the filing of the applicable registration statement for the ADSs, that the Company published in English the information contemplated in Rule 12g3-2(b) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date of such filing, the Company’s internet website was www.delek-group.com. The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. The Depositary does not assume any duty to determine if the Company is complying with the requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

12. NOTICES; VOTING RIGHTS. The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Company or of any other matter concerning the affairs of the Company, except as herein expressly provided. The Depositary undertakes to make available for inspection by the Holder of this Receipt at its principal office any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Company which were both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. Such reports and communications will be available in the language in which they were received by the Depositary from the Company except to the extent, if any, that the Depositary in its sole discretion elects both (i) to translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) to make any such translation available for such inspection by Holders of the Receipt. The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection. The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary.

The Depositary will, but only upon the written request of a Holder hereof and the payment to the Depositary of any expenses involved, endeavor insofar as practicable to exercise any then existing voting rights with respect to an amount of the Deposited Securities represented hereby in accordance with such request.

13. DISTRIBUTIONS. Until the termination of the agreement evidenced by this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such a manner as it shall determine, any distributions of cash and securities, subscription or other rights, and any other distribution with respect to the Deposited Securities represented by the ADSs evidenced by this Receipt, after deduction, or upon payment, of the fees and expenses of the Depositary described in paragraph 20 below, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act or any other applicable law. In such case, the Depositary may sell such subscription or other rights, securities or other property. In the event that the Depositary elects not to make any such distribution it will notify the Holders of the disposition thereof and proceeds of such sale. Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph, be converted into U.S. dollars and distributed as herein provided in U.S. dollars. In lieu of distributing fractional ADSs, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of any fractional ADSs. The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to any Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to any Holder, then the Depositary may allow such rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary may be made at such time and in such manner as the Depositary may deem advisable, and in such case, the Depositary shall distribute to the Holder hereof the net proceeds after deduction of its fees and expenses described in paragraph 20 below and the withholding of taxes and governmental charges in respect thereof.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety, or with respect to the Holders of a portion of the Receipts, on a practicable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied, or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (i) distribute such currency to the Holders entitled thereto or (ii) hold such currency for the respective accounts of such Holders and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.

14. RECORD DATES. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of Holders of Shares or other Deposited Securities, or whenever it is necessary in the opinion of the Depositary to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Holder hereof on such record date to receive such payment or distribution or to direct the manner of voting the Deposited Securities represented hereby.

15. FORWARDING AND DELIVERY OF DEPOSITED SECURITIES. At any time the Depositary may, in its sole discretion, cause any or all Deposited Securities to be forwarded at the cost and risk of the Holders of the Receipts to the Depositary’s Designated Office or to the agent, nominee, custodian or correspondent of the Depositary, to be held by the Depositary or such agent, nominee, custodian or correspondent, in which case the Holder hereof shall have the right only to (i) receive at the Designated Office of the Depositary or the office of such agent, nominee custodian, or correspondent, or (ii) to have forwarded, at the cost and risk of such Holder, to or upon the order of such Holder at the address designated by the Holder, such an amount of Deposited Securities as are represented hereby upon the surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and upon payment of the applicable fees, taxes and charges. The Depositary shall not incur any liability to any Holder or Beneficial Owner of this Receipt by reason of any such forwarding or failure to forward any or all Deposited Securities.

16. CHANGE AFFECTING DEPOSITED SECURITIES. Upon (i) any change in nominal or par value or any subdivision, combination or any other reclassification of the Deposited Securities, or (ii) any recapitalization, reorganization, sale of assets, receivership, bankruptcy, liquidation, merger or consolidation affecting the Company or to which the Company is a party, or (iii) the redemption by an issuer of Deposited Securities at any time of any or all of such Deposited Securities (provided the same are subject to redemption), then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of, or in exchange for, or distributed or paid with respect to, such Deposited Securities. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary and all applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or property. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts. The Depositary shall mail notice of any redemption of Deposited Securities to the registered Holders of Receipts, provided that, in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of ADSs and shall mail notice of redemption only to the Holders of Receipts evidencing the ADS so drawn for redemption in whole or in part. The sole right of the Holders of Receipts evidencing the ADS designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights, and other property applicable to the same, upon surrender to the Depositary (and upon payment of its fees and expenses and governmental or other charges) of the Receipts evidencing such ADSs.

17. LIABILITY OF DEPOSITARY. The Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities and with respect to the time and rates for conversion of any foreign currency into U.S. dollars) except that it agrees to perform its obligations specifically set forth in the Receipt without gross negligence or bad faith. The Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt, if by reason of any provisions of any present or future law of the United States of America, or of any state thereof, or of any foreign country, or political subdivision thereof, or by reason of any provision, present or future, of the charter, certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Company, the Depositary shall be prevented or forbidden from, or subjected to any civil or criminal penalty or extraordinary expense on account of, doing or performing any act or thing which by the terms hereof it is provided shall be done or performed; nor shall the Depositary incur any liability to any Holder or Beneficial Owner hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof it is provided shall be done or performed, caused as aforesaid or arising out of any act of God or war or any other circumstances beyond its control or by reason of the financial condition of any third party, or by reason of any exercise of, or failure to exercise, any discretion provided for herein.

The Depositary shall not be responsible for any failure to carry out any requests to vote or for the manner or effect of any vote made either with or without request, or for not exercising any right to vote. The Depositary shall be under no obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of, or information from, legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other persons believed by it in good faith to be competent to give such advice or information.

The Depositary (and any of its affiliates) may become the owner of, and deal in, securities of any class of the Company of the Deposited Securities, ADSs and Receipts.

18. AMENDMENT OF RECEIPTS. The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Holders shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided, however, that such thirty (30) days’ notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Holder and Beneficial Owner of ADSs evidenced by this Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender this Receipt and receive therefore the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.

19. TERMINATION. The Depositary may at any time terminate the agreement evidenced by this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding to them at their addresses appearing upon the books of the Depositary, at least thirty (30) days prior to the date fixed in such notice for termination. On and after such date of termination, the Holder hereof, upon surrender of the Receipt at the Corporate Agency Office of the Depositary, will be entitled to delivery of the amount of the Deposited Securities represented hereby at the termination date upon the same terms and conditions, and upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and on payment of applicable taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date in U.S. Dollars as herein provided, and after deducting therefrom the fees and expenses of Depositary and applicable taxes and governmental charges, hold the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts. As to any Receipts not so surrendered within thirty (30) days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of six months from such date of termination, the Depositary may sell any remaining Deposited Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders becoming general creditors of the Depositary with respect to such proceeds. After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligation whatsoever to the Holders of the Receipts, except to make distribution of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.

20. CERTAIN FEES AND CHARGES OF DEPOSITARY. The Depositary may charge depositary transaction fees for (i) issuing ADSs upon the deposit of Shares, (ii) delivering Deposited Securities against surrendered ADSs, (iii) transferring, splitting or combining Receipts, (iv) distributing cash, Shares or other property received in respect of the Deposited Securities, and (v) selling or exercising rights or other entitlements, as well as depositary service fees in respect of the ADSs outstanding and the Deposited Securities held. The Depositary may also charge any fees, expenses, taxes and governmental charges incurred, directly or indirectly, in respect of the ADSs, the Deposited Securities and the depositary receipt program existing pursuant to this Receipt and related receipts, including fees and expenses incurred for currency conversions, for communications, for complying with regulatory requirements applicable to Deposited Securities, and for registering, holding and delivering Deposited Securities. The Depositary fees and charges may differ from those of other depositaries and are payable by Holders and by persons depositing Shares for the creation of ADSs or surrendering ADSs for cancellation and release of Deposited Securities. The Depositary reserves the right to modify, reduce or increase any fees or charges hereunder upon thirty (30) days’ notice to the Holder hereof. The Depositary will provide, without charge, a copy of its latest fee and charges schedule to any party requesting it.

21. GOVERNING LAW. This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

Notwithstanding anything contained in this Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Israel (or, if applicable, such other laws as may govern the Deposited Securities).

EACH HOLDER AND BENEFICIAL OWNER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THIS RECEIPT, THE ADSs EVIDENCED THEREBY, AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address of assignee

of the within American Depositary Receipt and all rights and interest represented thereby, and hereby irrevocably constitutes and appoints attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated: __________________	Signature __________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an “eligible institution” as such term is defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended, having an office or correspondent in the City of New York.